REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) made as of this 25th day of July, 2008, by and among SRKP 19, Inc., a Delaware corporation (the “Company”); NIVS Holding Company Limited, a British Virgin Islands corporation and upon the Closing Date (as defined below) a 100%-owned subsidiary of the Company ("NIVS"); and the undersigned (each a “Holder” and together the “Holders”).

WHEREAS, the Company, NIVS, and all of the shareholders of NIVS are parties to a certain Share Exchange Agreement dated as of June 27, 2008, as amended on the date hereof (the “Exchange Agreement”), pursuant to which NIVS will become a 100%-owned subsidiary of the Company and 100% of the outstanding securities of NIVS will be exchanged for securities in the Company (the “Share Exchange”);

WHEREAS, immediately after the effective time of the Share Exchange (the “Closing Date”), the Company will assume the business and operations of NIVS;

WHEREAS, the Company agreed to file, within thirty (30) days after the Closing Date with the U.S. Securities and Exchange Commission (the “Commission” or “SEC”) a registration statement (the “Initial Registration Statement”) covering the resale of shares issued in connection with the Company’s private offering that closed concurrently with the Share Exchange and covering the resale of shares of Common Stock held by those persons that are stockholders of the Company immediately prior to the Closing Date, except for the WestPark Affiliates (as defined below); and

WHEREAS, as set forth in Section 9.1 of the Exchange Agreement, and as a condition to the closing of the Share Exchange, the Company agreed to enter into a registration rights agreement requiring the Company to file with the Commission, within the time periods as set forth herein, a registration statement covering the resale of shares of Common Stock of the Company, as set forth on Schedule I hereof (the “Shares”), held by those persons (and/or their designees) that are stockholders of the Company immediately prior to the Closing Date who are affiliates of WestPark Capital, Inc. (“WestPark Affiliates” or “Holders”).

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Registration Rights

1.1 Registration Requirement. Subject to the terms and limitations hereof, the parties hereto agree and acknowledge that the Company shall prepare and file a registration statement (the “Registration Statement”) on Form S-1 or other appropriate registration document under the Securities Act of 1933, as amended (the “Act”) for resale of the Shares (the “Registrable Securities”) and shall use its reasonable best efforts to maintain the Registration Statement effective for a period of twelve (12) months at the Company’s expense (the “Effectiveness Period”). The Company shall file such Registration Statement no later than the tenth (10th) day after the end of the six (6) month period that immediately follows the filing date of the Initial Registration Statement (the “Required Filing Date”), provided that if such day is not a Business Day, then the Required Filing Date shall be the next business day thereafter. The Company shall use reasonable best efforts to cause such Registration Statement to become effective within one hundred fifty (150) days after the Required Filing Date or the actual filing date, whichever is earlier, or one hundred eighty (180) days after the Required Filing Date or the actual filing date, whichever is earlier, if the Registration Statement is subject to a full review by the SEC (the “Required Effectiveness Date”). If the Company fails to file the Registration Statement by the Required Filing Date or if the Registration Statement does not become effective on or before the Required Effectiveness Date due to the failure of the Company to fulfill its obligations hereunder, the Company shall be required to issue, as liquidated damages, to each of the Holders shares (the “Penalty Shares”) equal to a total of 0.0333% of their respective Shares for each calendar day that the Registration Statement has not been filed or declared effective by the SEC (and until the Registration Statement is filed with or declared effective by the SEC), as applicable.

1.2 Limitation to Registration Requirement. Notwithstanding the foregoing, no Penalty Shares shall be due to the Holders if the Company is using its best efforts to cause the Registration Statement to be filed and declared effective in a timely manner. In addition, the Company shall not be obligated to effect any registration of the Registrable Securities or take any other action pursuant to this Section 1: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; or (ii) during any period in which the Company suspends the rights of a Holder after giving the Holder written notification of a Potential Material Event (defined below) pursuant to Section 1.6 hereof.

1.3 Expenses of Registration. Except as otherwise expressly set forth, the Company shall bear all expenses incurred by the Company in compliance with the registration obligation of the Company, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company incurred in connection with any registration, qualification or compliance pursuant to this Agreement and all underwriting discounts, selling commissions and expense allowances applicable to the sale of any securities by the Company for its own account in any registration. All underwriting discounts, selling commissions and expense allowances applicable to the sale by a Holder of Registrable Securities and all fees and disbursements of counsel for a Holder shall be borne by the Holder.

1.4 Indemnification.

(a) To the extent permitted by law the Company will indemnify each Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, with respect to each registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document prepared by the Company (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and subject to the provisions of Section 1.4(c) below, will reimburse each such Holder, each of its officers, directors, agents, employees and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omissions) based upon written information furnished to the Company by (or on behalf of) such Holder or underwriter, or if the person asserting any such loss, claim, damage or liability (or action or proceeding in respect thereof) did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented) at or before the written confirmation of the sale of such Registrable Securities to such person because of the failure of the Holder or underwriter to so provide such amended preliminary or final prospectus (or the final prospectus as amended and supplemented); provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, any such partner, officer, director, employee, agent or controlling person of such Holder, or any such underwriter or any person who controls any such underwriter; provided, however, that the obligations of the Company hereunder shall be limited to an amount equal to the portion of net proceeds represented by the Registrable Securities pursuant to this Agreement.

(b) To the extent permitted by law, each Holder whose Registrable Securities are included in any registration, qualification or compliance effected pursuant to this Agreement will indemnify the Company, and its directors, officers, agents, employees and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors, partners, agents and employees, and each person controlling such Holder, and their respective counsel against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses as they are reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder; provided, however, that the obligations of any Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder from Registrable Securities sold under such registration statement, prospectus, offering circular or other document as contemplated herein; provided, further, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that if any Indemnified Party reasonably concludes that there may be one or more legal defenses available to it that are not available to the Indemnifying Party, or that such claim or litigation involves or could have an effect on matters beyond the scope of this Agreement, then the Indemnified Party may retain its own counsel at the expense of the Indemnifying Party; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless and only to the extent that such failure to give notice results in material prejudice to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

1.5 Transfer or Assignment of Registration Rights. The Registrable Securities, and any related benefits to the Holder hereunder may be transferred or assigned by the Holder to a permitted transferee or assignee, provided that the Company is given written notice of such transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned; provided further that the transferee or assignee of such Registrable Securities shall be deemed to have assumed the obligations of the Holder under this Agreement by the acceptance of such assignment and shall, upon request from the Company, evidence such assumption by delivery to the Company of a written agreement assuming such obligations of the Holder.

1.6 Registration Procedures. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will:

(a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of securities covered by such registration statement;

(b) Respond as promptly as reasonably practicable to any comments received from the SEC with respect to a registration statement or any amendment thereto;

(c) Notify the Holders as promptly as reasonably practicable and (if requested by any such persons) confirm such notice in writing no later than one trading day following the day (i) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed and (ii) with respect to a registration statement or any post-effective amendment, when the same has become effective;

(d) Furnish such number of prospectuses and other documents incident thereto, including supplements and amendments, as the Holders may reasonably request;

(e) Furnish to the Holders, upon request, a copy of all documents filed with and all correspondence from or to the SEC in connection with any such registration statement other than non-substantive cover letters and the like;

(f) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a registration statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; and

(g) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

Notwithstanding the foregoing, if at any time or from time to time after the date hereof, the Company notifies the Holders in writing of the existence of an event or circumstance that is not disclosed in the Registration Statement and that may have a material effect on the Company or its business (a “Potential Material Event”), the Holders shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Company notifies the Holders that such Potential Material Event either has been added to the Registration Statement by amendment or supplement or no longer constitutes a Potential Material Event; provided, that the Company may not so suspend the right of Holders for more than one hundred twenty (120) days in the aggregate.

1.7 Statement of Beneficial Ownership. The Company may require each Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned, including derivative instruments underlying Common Stock, by such Holder and the controlling person thereof and any other such information regarding the Holder, the Registrable Securities held by the Holder and the intended method of disposition of such securities as shall be reasonably required with respect to the registration of the Holder’s Registrable Securities. Each Holder hereby understands and agrees that the Company may, in its sole discretion, exclude the Holder’s shares of Common Stock from the Registration Statement in the event that the Holder fails to provide such information requested by the Company within the time period reasonably specified by the Company or is required to do so by law or the SEC.

1.8 Compliance. Each Holder covenants and agrees that he, she or it will comply with the prospectus delivery requirements of the Act as applicable to such Holder in connection with sales of Registrable Securities pursuant to the registration statement required hereunder.

1.9 Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Act of any of its Common Stock, other than an offering of securities issued pursuant to a Strategic Issuance (as defined below) and other than a Form S-4 or Form S-8 registration statement (each as promulgated under the Act or their then equivalents relating to equity securities to be issued solely in connection with any business combination transaction, acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall send to the Holders (together with any other holders of its Common Stock possessing “piggyback registration rights” comparable to those granted to the Holders hereunder (“Rightsholders”)) written notice of such determination and, if within fifteen (15) days after receipt of such notice, a Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; provided that the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144 promulgated under the Act; and provided further that the Company may, without the consent of the Holder, withdraw such registration statement before its becoming effective if the Company or other stockholders have elected to abandon the proposal to register the securities proposed to be registered thereunder. If the registration statement is being filed for an underwritten public offering, a Holder must timely execute and deliver the usual and customary agreement among the Company, such Holder and the underwriters relating to the registration. If the registration statement is being filed for an underwritten offer and sale by the Company of securities for its own account and the managing underwriters advise the Company in writing that in their opinion the offering contemplated by the registration statement cannot be successfully completed if the Company were to also register the Registrable Shares of the Holders requested to be included in such registration statement, then the Company will include in the registration: (i) first, any securities the Company proposes to sell, (ii) second, any securities of any person whose securities are being registered as a result of the exercise of a demand registration right, and (iii) third, that portion of the aggregate number of shares being requested for inclusion in the registration statement by (X) the Holders and (Y) all other Rightsholders, which in the opinion of such managing underwriters can successfully be sold, such number of shares to be taken pro rata from the Rightsholders on the basis of the total number of shares being requested for inclusion in the registration statement by each Rightsholder. “Strategic Issuance” shall mean an issuance of securities: (i) in connection with a “corporate partnering” transaction or a “strategic alliance” (as determined by the Board of Directors of the Company in good faith); (ii) in connection with any financing transaction in respect of which the Company is a borrower; or (iii) to a vendor, lessor, lender, or customer of the Company, or a research, manufacturing or other commercial collaborator of the Company, in a transaction approved by the Board of Directors, provided in any case, that such issuance is not being made primarily for the purpose of avoiding compliance with this Agreement.

2. Miscellaneous

2.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at NIVS Industry Park, Shuikou, Huizhou, Guangdong, China, Attention: Mr. Tianfu Li, with a copy to (which shall not constitute notice) K&L Gates LLP, 10100 Santa Monica Blvd., Seventh Floor, Los Angeles, California 90067, Attention: Thomas J. Poletti, Esq., and to the Holders at their respective addresses indicated on the signature page of this Agreement. Notices shall be deemed to have been given three (3) business days after the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

2.2 This Agreement may only be amended through a written instrument signed by the Holders, NIVS and the Company.

2.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

2.4 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware.

2.5 This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement, this Agreement shall become a binding obligation of the parties hereto. This Agreement may be executed and delivered by facsimile.

2.6 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

2.7 It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

2.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

2.9 The Company agrees not to disclose the names, addresses or any other information about the Holders, except as required by law, provided that the Company may provide information relating to the Holders as required in any registration statement under the Act that may be filed by the Company pursuant to the requirements of this Agreement.

2.10 The obligation of each Holder hereunder is several and not joint with the obligations of any other Holders (the “Other Holders”), and each Holder shall not be responsible in any way for the performance of the obligations of any Other Holders. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by a Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce the Holder’s rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No Holder is acting as part of a “group” (as that term is used in Section 13(d) of the 1934 Act) in negotiating and entering into this Agreement or purchasing the Shares or acquiring, disposing of or voting any of the underlying shares of Common Stock. The Company hereby confirms that it understands and agrees that the Holders are not acting as part of any such group.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

/s/ Richard Rappaport
Richard Rappaport

/s/ Anthony C. Pintsopoulos
Anthony C. Pintsopoulos

/s/ Kevin DePrimio
Kevin DePrimio

/s/ Jason Stern
Jason Stern

Amanda Rappaport Trust

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: Trustee

Kailey Rappaport Trust

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: Trustee

WestPark Financial Services, LLC

By: /s/ Richard Rappaport
Name: Richard Rappaport
Title: _____________________________

SRKP 19, INC.	NIVS HOLDING COMPANY LIMITED

By: /s/ Richard Rappaport	By: /s/ Li Tianfu
Name: Richard Rappaport	Name: Li Tianfu
Title: President	Title: CEO

SCHEDULE I

HOLDERS AND REGISTRABLE SECURITIES

	HOLDER	NO. OF SHARES OUTSTANDING BEING REGISTERED	NO. OF SHARES BEING REGISTERED THAT ARE ISSUABLE UPON EXERCISE OF OUTSTANDING WARRANTS
1.	Richard Rappaport	374,400	151,467
2.	Anthony C. Pintsopoulos	234,000	94,667
3.	Kevin DePrimio	81,900	33,133
4.	Jason Stern	46,800	18,933
5.	Amanda Rappaport Trust	105,300	42,600
6.	Kailey Rappaport Trust	105,300	42,600
7.	WestPark Financial Services, LLC	914,706	370,052

	TOTALS	1,862,406	753,453